UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

Ticketmaster Entertainment, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34064	95-4546874
(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8800 Sunset Blvd., West Hollywood, CA	90069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 360-3300

                                             Ticketmaster
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Witten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed, FLMG Holdings Corp. (“FLMG Holdings”), a subsidiary of Ticketmaster Entertainment, Inc. (formerly named Ticketmaster) (“Ticketmaster Entertainment”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of October 22, 2008, by and among FLMG Holdings, MM Investment Inc. and WMG Church Street Limited, pursuant to which FLMG Holdings agreed to acquire a controlling equity interest in Front Line Management Group Inc. (“Front Line”) for $123.0 million in cash. In addition, concurrent with the execution of the Stock Purchase Agreement by FLMG Holdings, Ticketmaster Entertainment entered into an employment agreement (the “Employment Agreement”) with Irving Azoff (“Executive”).

On October 29, 2008 (the “Closing Date”), the transactions contemplated by the Stock Purchase Agreement and the Employment Agreement were completed, and Mr. Azoff became the Chief Executive Officer of Ticketmaster Entertainment.

Stock Purchase Agreement

To fund FLMG Holdings’ purchase of the interest in Front Line, Ticketmaster Entertainment used a combination of cash on hand and $100 million borrowed on October 27, 2008 under the revolving portion of Ticketmaster Entertainment’s existing bank credit facility.

Employment Agreement

The information set forth in Item 5.02 below is incorporated by reference into this Item 2.01.

A copy of the press release issued by Ticketmaster Entertainment announcing the completion of the transactions contemplated by the Stock Purchase Agreement and the Employment Agreement on October 31, 2008 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference. Copies of the Stock Purchase Agreement and the Employment Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Items 2.01 and 5.02 are incorporated by reference into this Item 3.02. For the issuances of the Ticketmaster Common Stock and the Ticketmaster Preferred Stock (each as defined below) to the Trust (as defined below) as described under Item 5.02, Ticketmaster Entertainment relied upon the exemption from registration under the U.S. Securities Act of 1933, as amended, provided by Section 4(2) thereof for transactions not involving a public offering.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Pursuant to the terms of the Employment Agreement, on the Closing Date, Executive became the Chief Executive Officer of Ticketmaster Entertainment. In addition, Executive will join the Ticketmaster Entertainment Board of Directors as soon as practicable following the Closing Date. Executive will remain Chief Executive Officer of Front Line. The Employment Agreement has a term through May 11, 2014. Executive will be eligible to receive annual bonuses from Ticketmaster Entertainment, but will not receive a base salary from Ticketmaster Entertainment. He continues to receive a $2 million annual base salary and a guaranteed $2 million annual bonus from Front Line under the terms of his employment agreement with Front Line (the “Existing Employment Agreement”), which such agreement will remain in effect in accordance with its terms.

Effective as of the Closing Date, Sean Moriarty is President of Ticketmaster Entertainment and Chief Executive Officer of Ticketmaster (comprised of the Ticketmaster Entertainment businesses other than Front Line); Terry Barnes is Chairman of Ticketmaster; and Eric Korman is President of Ticketmaster.

On the Closing Date, pursuant to the terms of his Employment Agreement, Executive forfeited restricted common stock of Front Line representing a portion of his equity interest in Front Line, and Executive and Rochelle Azoff, as Co-Trustees of The Azoff Family Trust of 1997, dated May 27, 1997, as amended (the “Trust”), received an award of 1,750,000 shares of restricted Ticketmaster Series A Convertible Preferred Stock, $0.01 par value per share (“Ticketmaster Preferred Stock”) and 1,000,000 shares of restricted Ticketmaster Common Stock, $0.01 par value per share (“Ticketmaster Common Stock”). Mr. Azoff’s children are beneficiaries of the Trust. Following the Closing Date, Executive will continue to beneficially own approximately 15% of the fully diluted equity of Front Line. Ticketmaster Entertainment owns approximately 75% of the fully diluted equity in Front Line.

The restricted Ticketmaster Preferred Stock and the restricted Ticketmaster Common Stock will cliff vest on the five-year anniversary of the Closing Date. The restricted Ticketmaster Preferred Stock and the restricted Ticketmaster Common Stock will vest immediately upon a termination of Executive’s employment with both of Front Line and Ticketmaster without cause or for good reason or due to death or disability. Executive will forfeit all unvested shares of restricted Ticketmaster Preferred Stock and restricted Ticketmaster Common Stock upon a termination of Executive’s employment for cause or without good reason at both of Front Line and Ticketmaster Entertainment. Executive is entitled to customary registration rights with respect to any shares of Ticketmaster Common Stock he receives pursuant to the grants described in this paragraph.

On the Closing Date, Ticketmaster Entertainment granted to Executive an option (the “Stock Option”) to purchase 2,000,000 shares of Ticketmaster Common Stock, with a per share exercise price of $20 and a ten-year term. The Stock Option will vest in equal annual installments over four years, beginning on the first anniversary of the Closing Date; provided, however, that the Stock Option immediately will vest in full upon the occurrence of a change of control of Ticketmaster Entertainment or upon a termination of Executive’s employment with Ticketmaster Entertainment without cause or for good reason. Executive will forfeit any unvested portion of the Stock Option upon any other termination of employment with Ticketmaster Entertainment. The Stock Option was granted pursuant to the Ticketmaster 2008 Stock and Annual Incentive Plan.

Pursuant to the terms of the Employment Agreement, Executive will be subject to customer and employee non-solicitation provisions during employment with Ticketmaster Entertainment and the twelve month period following termination of Executive’s employment with Ticketmaster Entertainment for any reason.

Executive, age 60, has been the Chief Executive Officer of Front Line since January of 2005 and of Ticketmaster Entertainment since the Closing Date. Executive was previously the owner of ILA Inc., and Eagles Personal Management Inc, both artist management companies. In January of 2005, Executive sold 100% of his interests in both entities to Front Line and Executive was appointed Chief Executive Officer of Front Line at that time.

Executive is also party to the Restricted Stock Award Agreement, dated as of June 8, 2007, by and between Front Line and Executive (the “Existing Restricted Stock Award”), which agreement includes the vesting terms of shares of Front Line held by Executive. In general, Executive's Front Line restricted shares will vest on October 29, 2013; provided that if Executive's employment with Front Line is terminated without cause, for good reason or by death or disability, the shares will vest immediately.

In addition, Executive is a party to the Second Amended and Restated Stockholders’ Agreement of Front Line, dated as of June 9, 2008, by and among, Front Line, FLMG Holdings, for certain purposes IAC/InterActiveCorp, the Trust, MM Investment Inc., WMG Church Street Limited, Madison Square Garden, L.P. and the other parties named therein (the “Front Line Stockholders’ Agreement”). The Front Line Stockholders’ Agreement contains agreements among the parties, including with respect to certain governance matters, including the election of the directors of Front Line, restrictions on the transfer of shares of Front Line (including right of first refusal and put/call rights). The Front Line Stockholders’ Agreement was amended by Exhibit D to the Employment Agreement. In addition, in connection with the transactions contemplated by the Stock Purchase Agreement, MM Investment Inc. and WMG Church Street Limited assigned their rights to appoint directors to the Front Line board of directors to FLMG Holdings.

The information set forth in Item 5.03 is incorporated by reference into this Item 5.02. Copies of the Employment Agreement, the Existing Employment Agreement, the Existing Restricted Stock Award and the Front Line Stockholders’ Agreement are filed as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated by reference.

ITEM 5.03.	AMENDMENTS TO ARTICLE OF INCORPORATION OR BYLAWS: CHANGE IN FISCAL YEAR.

On the Closing Date, pursuant to a Certificate of Ownership and Merger, Ticketmaster Entertainment’s name was changed from “Ticketmaster” to “Ticketmaster Entertainment, Inc.” In addition, in connection with the consummation of the transactions contemplated by the Employment Agreement, a certificate of designation for the Ticketmaster Preferred Stock (the “Certificate of Designation”) was adopted. The Ticketmaster Preferred Stock has a 3% annual paid in kind dividend, will cliff vest on the five-year anniversary of the Closing Date and will be mandatorily redeemable on the five-year anniversary of the Closing Date. Prior to redemption, a holder of Ticketmaster Preferred Stock will be entitled to convert the Ticketmaster Preferred Stock into Ticketmaster Common Stock having identical vesting terms at a conversion price of $20/share.

Copies of the Certificate of Ownership and Merger and the Certificate of Designation are filed as Exhibits 2.1 and 3.1, respectively, to this Current Report on Form 8-K and are incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The financial statements of the Front Line business required by this Item 9.01(a) will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the date this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Certificate of Ownership and Merger Merging Ticketmaster Merger Corporation into Ticketmaster
3.1	Certificate of Designation for Series A Convertible Preferred Stock of Ticketmaster Entertainment Inc.
10.1
Stock Purchase Agreement, dated as of October 22, 2008, by and among FLMG Holdings Corp., MM Investment Inc. and WMG Church Street Limited (incorporated by reference to Ticketmaster Entertainment Inc.’s Form 8-K filed with the U.S. Securities and Exchange Commission on October 28, 2008)

Exhibit No.	Description
10.2	Employment Agreement, dated as of October 22, 2008, by and among Irving Azoff, Ticketmaster Entertainment Inc., and for certain purposes, the Azoff Family Trust of 1997
10.3	Employment Agreement, dated as of May 11, 2007, by and between Front Line Management Group, Inc. and Irving Azoff
10.4	Restricted Stock Award Agreement, dated as of June 8, 2007, by and between Front Line Management Group, Inc. and Irving Azoff
10.5
Amended and Restated Stockholders’ Agreement of Front Line Management Group, Inc., dated as of June 9, 2008, by and among Front Line Management Group, Inc., FLMG Holdings Corp., for certain purposes IAC/ InterActiveCorp, The Azoff Family Trust of 1997, MM Investment Inc., WMG Church Street Limited, Madison Square Garden, L.P. and the other parties named therein
99.1	Press Release, released October 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TICKETMASTER ENTERTAINMENT, INC.

By:         /s/ Chris Riley
Name:   Chris Riley
Title:      General Counsel and Senior Vice President

Date: November 4, 2008

EXHIBIT LIST

Exhibit No.	Description
2.1	Certificate of Ownership and Merger Merging Ticketmaster Merger Corporation into Ticketmaster
3.1	Certificate of Designation for Series A Convertible Preferred Stock of Ticketmaster Entertainment Inc.
10.1
Stock Purchase Agreement, dated as of October 22, 2008, by and among FLMG Holdings Corp., MM Investment Inc. and WMG Church Street Limited (incorporated by reference to Ticketmaster Entertainment Inc.’s Form 8-K filed with the U.S. Securities and Exchange Commission on October 28, 2008)
10.2	Employment Agreement, dated as of October 22, 2008, by and among Irving Azoff, Ticketmaster Entertainment Inc., and for certain purposes, the Azoff Family Trust of 1997
10.3	Employment Agreement, dated as of May 11, 2007, by and between Front Line Management Group, Inc. and Irving Azoff
10.4	Restricted Stock Award Agreement, dated as of June 8, 2007, by and between Front Line Management Group, Inc. and Irving Azoff
10.5
Amended and Restated Stockholders’ Agreement of Front Line Management Group, Inc., dated as of June 9, 2008, by and among Front Line Management Group, Inc., FLMG Holdings Corp., for certain purposes IAC/ InterActiveCorp, The Azoff Family Trust of 1997, MM Investment Inc., WMG Church Street Limited, Madison Square Garden, L.P. and the other parties named therein
99.1	Press Release, released October 29, 2008